Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2023.

WAUWATOSA, WI – 7/25/2023 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $4.0 million, or $0.20 per diluted share for the quarter ended June 30, 2023 compared to $8.0 million, or $0.36 per diluted share for the quarter ended June 30, 2022. Net income per diluted share was $0.30 for the six months ended June 30, 2023 compared to net income per diluted share of $0.58 for the six months ended June 30, 2022.

"The Community Banking segment's continued strong asset quality metrics and growing loan portfolio stand out as bright spots in an otherwise challenging environment," said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. "While we achieved marginally better performance compared to recent quarters, the Mortgage Banking segment loss continues to reflect an industry that is challenged by low levels of housing inventory and higher mortgage rates. Both dynamics have resulted in lower volumes and margins for the mortgage banking inventory.  In spite of the challenges in the market, we announced a 2,000,000 share repurchase program during the quarter, as we believe in the long-term success of the Company and providing a high level of total return to our shareholders.”

Highlights of the Quarter Ended June 30, 2023

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $4.0 million for the quarter ended June 30, 2023, compared to $8.0 million for the quarter ended June 30, 2022.
●	Consolidated return on average assets was 0.74% for the quarter ended June 30, 2023 compared to 1.61% for the quarter ended June 30, 2022.
●	Consolidated return on average equity was 4.41% for the quarter ended June 30, 2023 and 7.93% for the quarter ended June 30, 2022.
●	Dividends declared during the quarter ended June 30, 2023 totaled $0.20 per common share.
●	We repurchased approximately 511,000 shares at a cost (including the excise tax) of $7.3 million, or $14.32 per share, during the quarter ended June 30, 2023.
●	We authorized a new share repurchase program during the quarter that allows to repurchase up to 2,000,000 million shares issued and outstanding.
●	Nonperforming assets as percentage of total assets was 0.19% at June 30, 2023, 0.22% at March 31, 2023, and 0.39% at June 30, 2022.
●	Past due loans as a percentage of total loans was 0.50% at June 30, 2023, 0.64% at March 31, 2023, and 0.60% at June 30, 2022.
●	Book value per share was $16.64 at June 30, 2023 and $16.71 at December 31, 2022.

Community Banking Segment

●	Pre-tax income totaled $6.4 million for the quarter ended June 30, 2023, which represents a $1.6 million, or 19.9%, decrease compared to $8.0 million for the quarter ended June 30, 2022.
●	Past due loans at the community banking segment was $5.7 million at June 30, 2023, $7.5 million at March 31, 2023, and $5.8 million at June 30, 2022.
●	Net interest income totaled $13.2 million for the quarter ended June 30, 2023, which represents a $472,000, or 3.4%, decrease compared to $13.7 million for the quarter ended June 30, 2022.
●	Average loans held for investment totaled $1.59 billion during the quarter ended June 30, 2023, which represents an increase of $339.6 million, or 27.2%, compared to $1.25 billion for the quarter ended June 30, 2022. The increase was primarily due to increases in the single-family and multi-family mortgages. Average loans held for investment increased $55.5 million compared to $1.53 billion for the quarter ended March 31, 2023. The increase was primarily due to an increase in the single-family mortgages.
●	The community banking segment purchased $59.9 million adjustable-rate loans that were originated by the mortgage banking segment during the quarter ended June 30, 2023.
●	Net interest margin decreased 55 basis points to 2.47% for the quarter ended June 30, 2023 compared to 3.02% for the quarter ended June 30, 2022, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin decreased 41 basis points compared to 2.88% for the quarter ended March 31, 2023, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.

●

The segment had a provision for credit losses related to funded loans of $619,000 for the quarter ended June 30, 2023 compared to a provision for credit losses related to funded loans of $170,000 for the quarter ended June 30, 2022.  The current quarter increase was primarily due to an increase in originations and loan balance. The negative provision for credit losses related to unfunded loan commitments was $462,000 for the quarter ended June 30, 2023 compared to a negative provision for credit losses related to unfunded loan commitments of $211,000 for the quarter ended June 30, 2022. The decrease for the quarter ended June 30, 2023 was due primarily to a decrease of loans in the loan commitment pipeline as loan funding activity increased during the quarter.

●	The efficiency ratio, a non-GAAP ratio, was 55.81% for the quarter ended June 30, 2023, compared to 48.43% for the quarter ended June 30, 2022.
●	Average deposits (excluding escrow accounts) totaled $1.18 billion during the quarter ended June 30, 2023, a decrease of $24.3 million, or 2.0%, compared to $1.21 billion during the quarter ended June 30, 2022. Average deposits increased $9.7 million, or 3.3% annualized, compared to the $1.17 billion for the quarter ended March 31, 2023.
●	Other noninterest expense increased $635,000 to $1.6 million during the quarter ended June 30, 2023 compared to $1.0 million during the quarter ended June 30, 2022. The increase was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. These fees totaled $1.1 million during the quarter ended June 30, 2023 compared to $504,000 during the quarter ended June 30, 2022.

Mortgage Banking Segment

●	Pre-tax loss totaled $1.4 million for the quarter ended June 30, 2023, compared to $2.3 million of pre-tax income for the quarter ended June 30, 2022.
●	Loan originations decreased $155.4 million, or 20.0%, to $623.3 million during the quarter ended June 30, 2023, compared to $778.8 million during the quarter ended June 30, 2022. Origination volume relative to purchase activity accounted for 96.4% of originations for the quarter ended June 30, 2023 compared to 90.4% of total originations for the quarter ended June 30, 2022.
●	Mortgage banking non-interest income decreased $7.1 million, or 23.5%, to $23.0 million for the quarter ended June 30, 2023, compared to $30.1 million for the quarter ended June 30, 2022.
●	Gross margin on loans sold decreased to 3.73% for the quarter ended June 30, 2023, compared to 3.85% for the quarter ended June 30, 2022.
●	Total compensation, payroll taxes and other employee benefits decreased $3.4 million, or 15.9%, to $17.9 million during the quarter ended June 30, 2023 compared to $21.3 million during the quarter ended June 30, 2022. The decrease primarily related to decreased commission expense and salary expense driven by decreased loan origination volume and reduced employee headcount.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2023	2022	2023	2022
	(In Thousands, except per share amounts)
Interest income:
Loans	$22,150	$14,546	$42,035	$28,046
Mortgage-related securities	969	821	1,912	1,423
Debt securities, federal funds sold and short-term investments	1,128	1,049	2,190	1,977
Total interest income	24,247	16,416	46,137	31,446
Interest expense:
Deposits	5,955	751	10,043	1,530
Borrowings	5,617	1,584	9,624	3,971
Total interest expense	11,572	2,335	19,667	5,501
Net interest income	12,675	14,081	26,470	25,945
Provision (credit) for credit losses	186	48	646	(28)
Net interest income after provision for loan losses	12,489	14,033	25,824	25,973
Noninterest income:
Service charges on loans and deposits	611	666	1,041	1,176
Increase in cash surrender value of life insurance	714	724	1,039	1,040
Mortgage banking income	21,914	29,410	38,684	57,685
Other	286	438	1,315	1,155
Total noninterest income	23,525	31,238	42,079	61,056
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	22,395	25,793	42,447	51,328
Occupancy, office furniture, and equipment	2,046	2,056	4,309	4,244
Advertising	944	962	1,833	1,867
Data processing	1,090	1,144	2,212	2,346
Communications	225	258	476	598
Professional fees	618	349	1,034	810
Real estate owned	1	-	2	5
Loan processing expense	932	1,134	1,950	2,565
Other	2,671	3,354	5,766	6,221
Total noninterest expenses	30,922	35,050	60,029	69,984
Income before income taxes	5,092	10,221	7,874	17,045
Income tax expense	1,085	2,231	1,712	3,763
Net income	$4,007	$7,990	$6,162	$13,282
Income per share:
Basic	$0.20	$0.36	$0.30	$0.59
Diluted	$0.20	$0.36	$0.30	$0.58
Weighted average shares outstanding:
Basic	20,384	22,126	20,635	22,626
Diluted	20,431	22,229	20,702	22,768

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$53,364	$33,700
Federal funds sold	7,563	10,683
Interest-earning deposits in other financial institutions and other short term investments	263	2,259
Cash and cash equivalents	61,190	46,642
Securities available for sale (at fair value)	195,011	196,588
Loans held for sale (at fair value)	203,268	131,188
Loans receivable	1,614,684	1,510,178
Less: Allowance for credit losses ("ACL") - loans	18,374	17,757
Loans receivable, net	1,596,310	1,492,421

Office properties and equipment, net	20,335	21,105
Federal Home Loan Bank stock (at cost)	26,798	17,357
Cash surrender value of life insurance	67,188	66,443
Real estate owned, net	145	145
Prepaid expenses and other assets	59,580	59,783
Total assets	$2,229,825	$2,031,672

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$197,102	$230,596
Money market and savings deposits	280,758	326,145
Time deposits	709,108	642,271
Total deposits	1,186,968	1,199,012

Borrowings	614,877	386,784
Advance payments by borrowers for taxes	20,610	5,334
Other liabilities	51,607	70,056
Total liabilities	1,874,062	1,661,186

Shareholders' equity:
Preferred stock	-	-
Common stock	214	222
Additional paid-in capital	116,611	128,550
Retained earnings	272,229	274,246
Unearned ESOP shares	(12,463)	(13,056)
Accumulated other comprehensive loss, net of taxes	(20,828)	(19,476)
Total shareholders' equity	355,763	370,486
Total liabilities and shareholders' equity	$2,229,825	$2,031,672

Share Information
Shares outstanding	21,376	22,174
Book value per share	$16.64	$16.71

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$12,675	$13,795	$15,611	$15,398	$14,081
Provision for credit losses	186	460	664	332	48
Total noninterest income	23,525	18,554	17,095	27,404	31,238
Total noninterest expense	30,922	29,107	31,384	35,694	35,050
Income before income taxes	5,092	2,782	658	6,776	10,221
Income tax (benefit) expense	1,085	627	(277)	1,506	2,231
Net income	$4,007	$2,155	$935	$5,270	$7,990
Income per share – basic	$0.20	$0.10	$0.04	$0.25	$0.36
Income per share – diluted	$0.20	$0.10	$0.04	$0.25	$0.36
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	0.74%	0.43%	0.19%	1.08%	1.61%
Return on average equity - QTD	4.41%	2.35%	0.99%	5.38%	7.93%
Net interest margin - QTD	2.47%	2.88%	3.29%	3.34%	3.02%

Return on average assets - YTD	0.59%	0.43%	0.96%	1.22%	1.30%
Return on average equity - YTD	3.37%	2.35%	4.91%	6.09%	6.42%
Net interest margin - YTD	2.67%	2.88%	3.00%	2.90%	2.69%

Asset Quality Ratios:
Past due loans to total loans	0.50%	0.64%	0.41%	0.48%	0.60%
Nonaccrual loans to total loans	0.26%	0.29%	0.29%	0.37%	0.59%
Nonperforming assets to total assets	0.19%	0.22%	0.22%	0.27%	0.39%
Allowance for credit losses - loans to loans receivable	1.14%	1.14%	1.18%	1.29%	1.35%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,759,001	$1,654,942	$1,578,790	$1,492,462	$1,433,452
Mortgage related securities	171,938	170,218	170,209	172,807	168,000
Debt securities, federal funds sold and short term investments	123,195	115,962	130,973	162,211	269,823
Total interest-earning assets	2,054,134	1,941,122	1,879,972	1,827,480	1,871,275
Noninterest-earning assets	108,320	107,009	122,643	114,274	117,248
Total assets	$2,162,454	$2,048,131	$2,002,615	$1,941,754	$1,988,523

Interest-bearing liabilities
Demand accounts	$69,147	$68,564	$75,449	$75,058	$70,674
Money market, savings, and escrow accounts	305,576	322,220	349,820	398,643	412,321
Certificates of deposit	695,310	648,531	628,375	586,012	584,244
Total interest-bearing deposits	1,070,033	1,039,315	1,053,644	1,059,713	1,067,239
Borrowings	551,545	441,716	333,249	296,111	326,068
Total interest-bearing liabilities	1,621,578	1,481,031	1,386,893	1,355,824	1,393,307
Noninterest-bearing demand deposits	130,291	143,296	177,217	153,591	154,070
Noninterest-bearing liabilities	46,446	51,840	63,866	43,683	36,962
Total liabilities	1,798,315	1,676,167	1,627,976	1,553,098	1,584,339
Equity	364,139	371,964	374,639	388,656	404,184
Total liabilities and equity	$2,162,454	$2,048,131	$2,002,615	$1,941,754	$1,988,523

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.05%	4.87%	4.69%	4.32%	4.07%
Mortgage related securities	2.26%	2.25%	2.13%	2.07%	1.96%
Debt securities, federal funds sold and short term investments	3.67%	3.71%	3.35%	2.41%	1.56%
Total interest-earning assets	4.73%	4.57%	4.36%	3.93%	3.52%

Demand accounts	0.09%	0.08%	0.08%	0.08%	0.09%
Money market and savings accounts	1.42%	1.26%	0.67%	0.21%	0.19%
Certificates of deposit	2.80%	1.92%	1.10%	0.51%	0.37%
Total interest-bearing deposits	2.23%	1.60%	0.89%	0.37%	0.28%
Borrowings	4.08%	3.68%	3.23%	2.34%	1.95%
Total interest-bearing liabilities	2.86%	2.22%	1.45%	0.80%	0.67%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,238	$14,008	$15,737	$15,507	$13,710
Provision (credit) for credit losses	158	388	624	234	(41)
Total noninterest income	1,540	987	1,033	1,116	1,640
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,683	5,168	4,781	4,424	4,596
Occupancy, office furniture and equipment	873	1,031	877	955	876
Advertising	230	184	203	213	244
Data processing	602	601	551	539	531
Communications	72	78	92	108	63
Professional fees	146	218	153	123	118
Real estate owned	1	1	13	1	-
Loan processing expense	-	-	-	-	-
Other	1,641	896	2,468	1,477	1,006
Total noninterest expense	8,248	8,177	9,138	7,840	7,434
Income before income taxes	6,372	6,430	7,008	8,549	7,957
Income tax expense	1,182	1,600	1,308	1,983	1,658
Net income	$5,190	$4,830	$5,700	$6,566	$6,299

Efficiency ratio - QTD (non-GAAP)	55.81%	54.53%	54.49%	47.16%	48.43%
Efficiency ratio - YTD (non-GAAP)	55.17%	54.53%	52.10%	51.20%	53.57%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest (loss) income	$(622)	$(282)	$(241)	$(155)	$370
Provision for credit losses	28	72	40	98	89
Total noninterest income	23,041	17,951	18,066	27,305	30,126
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	17,929	15,099	17,397	21,864	21,311
Occupancy, office furniture and equipment	1,173	1,232	1,289	1,341	1,180
Advertising	714	705	769	924	718
Data processing	480	516	490	543	613
Communications	153	173	197	194	195
Professional fees	466	188	453	265	222
Real estate owned	-	-	-	-	-
Loan processing expense	932	1,018	1,059	1,120	1,134
Other	1,914	2,403	2,584	2,571	2,733
Total noninterest expense	23,761	21,334	24,238	28,822	28,106
(Loss) income before income taxes	(1,370)	(3,737)	(6,453)	(1,770)	2,301
Income tax (benefit) expense	(126)	(1,002)	(1,602)	(470)	578
Net (loss) income	$(1,244)	$(2,735)	$(4,851)	$(1,300)	$1,723

Efficiency ratio - QTD (non-GAAP)	105.99%	120.74%	135.98%	106.16%	92.16%
Efficiency ratio - YTD (non-GAAP)	112.49%	120.74%	104.02%	97.42%	93.42%

Loan originations	$623,342	$442,710	$546,628	$729,897	$778,760
Purchase	96.4%	96.5%	95.6%	94.2%	90.4%
Refinance	3.6%	3.5%	4.4%	5.8%	9.6%
Gross margin on loans sold(1)	3.73%	3.78%	3.41%	3.70%	3.85%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations